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                                                                   EXHIBIT 23(c)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Conectiv on Form S-3 of our report dated February 2, 1998 (March 1, 1998 as to
Note 4), appearing in the combined Annual Report on Form 10-K of Atlantic Energy, Inc. and Atlantic City Electric Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 9, 1999